Exhibit 99.1

[LETTERHEAD]

INDEPENDENT ACCOUNTANT’S REPORT ON

APPLYING AGREED-UPON PROCEDURES

To the Board of Directors

Student Loan Finance Corporation

Education Loans Incorporated

Aberdeen, South Dakota

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Student Loan Finance Corporation (SLFC) and wholly-owned subsidiaries, Education Loans Incorporated (EdLinc), Surety Loan Funding Company, Goal Funding I, Incorporated and Goal Funding II, Incorporated as of December 31, 2004 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, and have issued our report thereon dated March 11, 2005.

Our audit, referred to in the preceding paragraph, included procedures applied to the documents and records relating to SLFC’s servicing agreement with EdLinc regarding the acquisition process, due diligence, and the servicing of student loans. These procedures were determined on the basis of our objective to issue an opinion on the financial statements referred to above taken as a whole. Because the procedures referred to in this paragraph and described below do not constitute an audit of the documents and records relating to the servicing of student loans or other information relating to the Corporation’s student loan portfolio, we do not express an opinion on those documents or records.

The procedures we performed on these documents and records as part of our audit of the financial statements of the Corporation were as follows:

1.	Read the servicing agreement between EdLinc, beneficial owner of the student loan receivables, and SLFC, servicer of the student loan receivables. Recalculated and analyzed the reasonableness of the annual service fee expense.

2.	To satisfy ourselves as to the validity of the outstanding balance of student loans, we sent confirmation requests directly to 194 borrowers as of September 27, 2004 and 248 borrowers as of December 28, 2004 requesting they confirm the terms and outstanding balance of their loans if they disagreed with the confirmation details. There were no unresolved discrepancies noted as a result of the confirmations, which were selected by cumulative monetary sampling techniques.

3.	Determined the reasonableness of fluctuations of student loan receivable balances and related accounts for the year ended December 31, 2004.

Student Loan Finance Corporation

Education Loans Incorporated

4.	Agreed the receivable subsidiary records to the general ledger.

5.	Analyzed the reserve for loan loss account for reasonableness based on loan type, origination credit standards, historical and estimated future default rates, claim rates, and recovery rates.

6.	Selected 25 daily statistical reports (ACT 400) and recalculated the daily accrual for special allowance, government interest and borrower interest for one bond code category for each date. We traced the daily accrual into the general ledger for the bond code selected.

7.	Agreed the net amounts of government interest, special allowance, loan origination fees, and lender fees received for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 as reported on LaRS Reports prepared by SLFC to Lender Search Reports provided directly from the Department of Education.

8.	Agreed the amounts of government interest, special allowance, loan origination fees, and lender fees due from/to the Department of Education at December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 to subsequent receipt and the Department of Education’s letter of notification of payment scheduled by electronic funds transfer (EFT).

9.	SLFC has contracted with Educational Assistance Service Company, Inc. (EASCI), Affiliated Computer Services, Inc. (ACS) and Great Lakes Higher Education Servicing Corporation (Great Lakes) and Nelnet, Inc. (Nelnet) to service a portion of the student loan receivables. With respect to this portion of the portfolio, we:

a)	Obtained and read EASCI’s, ACS’s and Great Lakes’ audit/attestation reports prepared in accordance with the U.S. Department of Education’s audit guide “Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program”. This audit examines the servicer management’s assertions about the servicer’s compliance and internal control over compliance with specified U.S. Department of Education FFEL Program requirements.

b)	Confirmed the student loan receivable balances with EASCI, ACS and Great Lakes and Nelnet as of December 31, 2004.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC as servicer for EdLinc, solely to assist the users in evaluating management’s assertion about compliance and operational performance as it relates to the documents and records relating to the acquisition process, due diligence, and the servicing of student loans during the year ended December 31, 2004. Management has represented in a letter dated March 24, 2005 that the procedures with respect to loan servicing have been designed to assure loans are processed in a manner that conforms to federal regulations and requirements of the Federal Family Education Loan Program (FFELP) or with Company loan servicing policy for alternative loans. SLFC’s management is responsible for ensuring loans are processed and serviced in a manner that conforms to federal regulations and requirements and Company policy. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Student Loan Finance Corporation

Education	Loans Incorporated
Page	3

The procedures that follow were performed for the period January 1, 2004 to December 31, 2004 (hereafter referred to as the year ended December 31, 2004), unless otherwise indicated.

Acquisition Process and Origination Process

1.	FFELP Acquisition Process and Loan Data

We inquired and documented the procedures used during the acquisition process and selected 25 FFELP loans purchased during the period of October 1, 2003 to September 30, 2004. We traced the selected purchase into the daily monetary transaction journal (MTJ), which listed all transactions for each lender. We then traced the total daily purchase amount for 10 lenders to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger.

For the same 25 loans noted above, we agreed the total daily purchase amount for each lender to the eligible loan acquisition certificates unless a loan acquisition certificate was not needed because of loan volume. For the 25 loans, summaries of the acquisition certificates were then traced to the trustee reports.

We recalculated the premium for all 25 loans. For the 25 loans, we verified that the correct premium level indicator was used on the system in accordance with Company policies and lender agreements.

For 2 of the 25 loans, premiums were calculated based on an incorrect premium percentage. The incorrect calculations resulted in overpayment of premiums to one lender during 2004. No other exceptions were noted.

2.	National Credit Bureau Reporting

For 25 FFELP loans purchased from October 1, 2003 through September 30, 2004, we traced the purchase to the tape history of information reported to the credit bureau to ensure that the national credit bureaus were notified of the total amount of loans the lender has made to each borrower within 90 days of each acquisition and that other information as required by 34 CFR §682.208(b) was reported as required.

No exceptions were noted.

3.	Alternative Loan Origination and Disbursement Process

We inquired and documented the procedures used during the alternative loan origination process and selected 25 alternative loans originated during the period from October 1, 2003 through September 30, 2004. We traced the disbursement to Credit Review to determine whether the truth-in-lending disclosure statement was generated and sent prior to first disbursement.

For the 25 loans selected, we recalculated the origination fee based on the alternative loan program the borrower is participating in and the borrower’s credit score. We compared the borrower’s application for their alternative loan to the program in which they were participating to ensure, based on the note level indicator, the borrower was in the program for which they applied. We traced the borrower’s school to the program eligibility report that lists which schools can participate in which alternative loan programs.

Student Loan Finance Corporation

Education	Loans Incorporated
Page	4

For the 25 loans selected, we traced the originated loan amount as applicable to either (a) the disbursement roster and to the alternative loan ACH processing sheets, (b) the ELM disbursement report sent and received, or (c) the check disbursement roster and verified that the disbursement was not in excess of the authorized amount.

No exceptions were noted.

4.	Cancelled Loan Processing

We selected 25 loan cancellations during the period from October 1, 2003 through September 30, 2004 and traced the information to the documentation received from the school and to the loan servicing system to determine whether cancellations are processed correctly.

No exceptions were noted.

5.	Alternative Loan Rejections

We obtained a report of all alternative loan application rejections for the period from October 1, 2003 through September 30, 2004. For 25 rejections, we compared the loan application information to the Company’s credit policies to ensure that denial of the loan application was in accordance with the Company’s credit policies.

No exceptions were noted.

Servicing and Due Diligence

1.	Borrower File Review

From the student loan master file, selected 25 loans for file review.

For the FFELP loans selected, our procedures included ensuring the original application, notice of guarantee and disclosure statements, evidence of disbursement, promissory notes, loan type, enrollment status, loan status conversions, repayment history, collection history and other documents or administrative procedures required by current federal regulations were present in the file and/or on the loan servicing system.

For the alternative loans selected, our procedures included ensuring borrower files were complete, and included in the file and/or on the loan servicing system the original application, disclosure statements, evidence of disbursement, promissory notes, enrollment status information, loan conversion information, and a complete repayment history.

No exceptions were noted.

Student Loan Finance Corporation

Education	Loans Incorporated
Page	5

2.	Transfer to Repayment

For 46 loans entering repayment from October 1, 2003 through September 30, 2004, we reviewed the loan servicing system to ensure the repayment disclosure letter was sent within the period set by federal regulations or Company policy and that the correct “first payment due date” was established. For the same 46 loans, reviewed the scheduled number of payments per the loan servicing system and compared to the period of repayment as allowed by the type and amount of loan.

No exceptions were noted.

3.	Delinquent Accounts

Selected 46 borrowers that were delinquent during the period of October 1, 2003 and September 30, 2004 and compared SLFC’s due diligence activities for the period hereafter defined to lender due diligence activities required by 34 CFR §682.411 for FFELP loans and Company policy for alternative loans. The due diligence period was from October 1, 2003 to the date of the procedure unless the borrower was delinquent, in which case the period for due diligence began on the date the payment was due.

For 46 of the borrowers noted above, we also selected one telephone call made to borrowers as documented on the student loan servicing system collection history and traced them to actual telephone bills to ensure contacts were made as indicated.

No exceptions were noted.

4.	Deferment and Forbearance

We selected 46 loans that were in a deferment or forbearance status for a period of time between October 1, 2003 and September 30, 2004. For the loans selected, we examined the file for the signed requests if required by regulation or policy, verified the beginning and ending dates of the change in status, and determined whether only authorized circumstances for deferment were allowed.

No exceptions were noted.

5.	Return Mail

We selected 46 pieces of return mail from workflow to determine if return mail was processed timely and skip tracing procedures were initiated within the 10-day requirement.

No exceptions were noted.

Student Loan Finance Corporation

Education Loans Incorporated

6.	Payments

For 25 loans, we recalculated the application of principal, interest, and late fees for a payment received on the borrower’s account between October 1, 2003 and September 30, 2004.

For the 25 payments described above, we traced individual payments to the appropriate daily support for borrower payments. We agreed the total payment amount to the transaction breakdown report. For all payments selected, we traced the transaction breakdown totals to the general ledger.

No exceptions were noted.

7.	Special Allowance and Interest Subsidies

For 25 loans, we compared the interest rate on the servicing system to the federal regulation requirements for FFELP loans and Company interest rate schedules for alternative loans to ensure that the correct interest rate was assigned to each loan.

For the FFELP loans selected in the paragraph above, we compared the special allowance code on the servicing system to the federal regulation requirements to ensure the correct special allowance code was assigned to each loan. For the alternative loans selected in the paragraph above, we examined the special allowance code on the servicing system to ensure it was a code that indicated the loan was not eligible for special allowance.

A significant amount of the Corporation’s accounting and statistical data is generated by electronic data processing systems. Amounts billed to the Department of Education for interest subsidy and special allowance are generated from such programs. For the quarters ended March 31, 2004 and September 30, 2004, we used computer assisted audit tools and techniques (CAATTS) to reperform certain calculations and routines, which are an integral part of generating the information (ACT 400 and ACT 395) used in preparing the government billings (LaRS reports).

No exceptions were noted.

8.	Timely Claim Filings

We selected 25 claims filed during the period of October 1, 2003 through September 30, 2004. For the disability, death and bankruptcy claims, we recomputed the number of days from receipt of required documents to the date the claim was filed to ensure compliance with federal regulations. For default claims, we recomputed the number of days delinquent and compared it to the date the claim was filed to ensure compliance with federal regulations.

Student Loan Finance Corporation

Education Loans Incorporated

We selected 25 claims that were rejected during the period of October 1, 2003 through September 30, 2004. If the rejected claim was refiled with the guarantor, we the agreed the refiling date to the loan servicing system to ensure it was refiled within 30 days. If the rejected claim needed to be cured, we determined whether the loan was recategorized to uninsured status on the loan servicing system and correctly reported on the LaRS reports.

No exceptions were noted.

9.	Defaulted Alternative Loans

From the quarter-end master files, we summarized the total dollar amount of alternative loans over 180 days delinquent within the 1999-1 Indenture as of December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004. We then traced the totals to the journal entries in the subsequent month to verify that defaulted alternative loans were transferred out of the 1999-1 Indenture.

For 25 defaulted alternative loans that reached their 270th day of delinquency during the period from October 1, 2003 through September 30, 2004, we traced the borrower information to the loan servicing system to determine if the loans were transferred to a collection agency in accordance with SLFC policy.

No exceptions were noted.

10.	LaRS Reports

For LaRS reports prepared by SLFC during the year ended December 31, 2004, we traced 25 line items by categories as reported on LaRS reports to supporting documentation to ensure that information reported to the Department of Education is supported by Corporation books and records.

We recalculated prior quarter special allowance adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2004. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

We recalculated prior quarter government interest adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2004. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

We recalculated prior quarter origination fee adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2004. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

We recalculated current quarter origination fees for 25 borrower consolidation loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2004.

No exceptions were noted.

Student Loan Finance Corporation

Education Loans Incorporated

11.	Loan Classification and Status

We selected 25 status changes from the student status confirmation reports sent to and received from schools and guarantor status change information to ensure the changes were made to the student loan servicing system.

No exceptions were noted.

12.	Cures

There were six cures reported on the LaRS reports submitted during the year ended December 31, 2004. For three loans cured, we examined the student loan servicing records to determine that the required cure procedures were performed.

No exceptions were noted.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC, as servicer for EdLinc, solely to assist the users in evaluating management’s assertion regarding the accuracy of the 2004 Servicing Reports (Indenture 1999-1) and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 1999-1, 2000-1, 2001-1, 2002-1, and 2003-1, as of December 31, 2004 and for the year then ended. SLFC’s management is responsible for ensuring the 2004 servicing reports are accurate. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Our procedures and findings are as follows:

1.	We have read the following, set forth in the applicable monthly 2004 Servicing Reports for the 1999-1 Indenture on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:

Item	Description	Procedures performed (see explanation in item 2)
I-C	“PRINCIPAL OUTSTANDING - DECEMBER, 2004.” The balance outstanding at the beginning of the month and the balance outstanding at the end of the month.	a

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)
I-D	“INTEREST RATE AS OF END OF MONTH.” The percentage at which each bond issue is accruing interest, as reported in the December 2004 Servicing Report.	b

I-D	“ACCRUED INTEREST OUTSTANDING – DECEMBER, 2004.” The dollar amount of accrued interest outstanding as of the end of the month.	c

I-E	“NET LOAN RATES FOR NEXT INTEREST PERIOD.” The net loan rates for the next interest period for Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes as reported on the December 2004 Servicing Report.	d

II-A	“RESERVE FUNDS – DECEMBER, 2004.” The dollar amount as of the start of the month, the change during the month, and the balance at the end of the month.	e

II-B	“CAPITALIZED INTEREST ACCOUNTS – DECEMBER, 2004.” The dollar amount as of the start of the month, the change during the month, and the balance at the end of the month.	e

II-C	“ACQUISITION ACCOUNTS – DECEMBER, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	e

II-D	“ALTERNATIVE LOAN GUARANTEE ACCOUNTS – DECEMBER, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	e

III-A	“STUDENT LOAN PRINCIPAL OUTSTANDING – DECEMBER, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	f

III-B	“COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF DECEMBER 31, 2004.” The aggregate outstanding principal balance, number of borrowers, average outstanding principal balance per borrower, number of loans (promissory notes), average outstanding principal balance per loan, and weighted average interest rate.	g

III-C	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY LOAN TYPE AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by loan type and the relative percentage to the total.	h

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)
III-D	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY INTEREST RATE AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by interest rate and the relative percentage to the total.	h

III-E	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY BORROWER PAYMENT STATUS AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by borrower payment status and the relative percentage to the total.	h

III-F	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY DELINQUENCY STATUS AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by delinquency status and the relative percentage to the total.	h

III-G	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE STATUS AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by guarantee status and the relative percentage to the total.	h

III-H	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE AGENCY AS OF DECEMBER 31, 2004.” The outstanding principal balance detailed by guarantee agency and the relative percentage to the total.	h

III-I	“FEES AND EXPENSES ACCRUED FOR/THROUGH DECEMBER 2004.” The dollar amount of fees incurred for the one month and twelve months ended December 31, 2004.	i

III-J	“RATIO OF ASSETS TO LIABILITIES AS OF DECEMBER 31, 2004.” The dollar amounts representing total indenture assets and liabilities and the ratio thereto.	j

III-K	“SENIOR AND SUBORDINATE PERCENTAGES AS OF DECEMBER 31, 2004.” The dollar amounts of assets included in calculation of dividend prerequisite, dollar amounts of senior and subordinate debt and the relative percentages of assets to liabilities.	k

I-C	“PRINCIPAL OUTSTANDING - FEBRUARY, 2004.” The balance outstanding at the beginning of the month and the balance outstanding at the end of the month.	l

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)
I-D	“INTEREST RATE AS OF END OF MONTH – JUNE, 2004.” The percentage at which each bond issue is accruing interest.	m

I-D	“ACCRUED INTEREST OUTSTANDING – NOVEMBER, 2004.” The dollar amount of accrued interest outstanding as of the end of the month.	n

I-E	“NET LOAN RATES FOR NEXT INTEREST PERIOD – SEPTEMBER, 2004.” The net loan rates for the next interest period for Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes.	o

II-A	“RESERVE FUNDS – MARCH, 2004.” The dollar amount as of the start of the month, the change during the month, and the balance at the end of the month.	p

II-B	“CAPITALIZED INTEREST ACCOUNTS – JANUARY, 2004.” The dollar amount as of the start of the month, the change during the month, and the balance at the end of the month.	q

II-C	“ACQUISITION ACCOUNTS – OCTOBER, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	r

II-D	“ALTERNATIVE LOAN GUARANTEE ACCOUNTS – JANUARY, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	s

III-A	“STUDENT LOAN PRINCIPAL OUTSTANDING – MAY, 2004.” The dollar amount as of the start of the month, the changes during the month, and the balance at the end of the month.	t

III-B	“COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF JULY 31, 2004.” The aggregate outstanding principal balance, number of borrowers, average outstanding principal balance per borrower, number of loans (promissory notes), average outstanding principal balance per loan, and weighted average interest rate.	u

III-C	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY LOAN TYPE AS OF AUGUST 31, 2004.” The outstanding principal balance detailed by loan type and the relative percentage to the total.	v

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)
III-D	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY INTEREST RATE AS OF NOVEMBER 30, 2004.” The outstanding principal balance detailed by interest rate and the relative percentage to the total.	v

III-E	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY BORROWER PAYMENT STATUS AS OF MAY 31, 2004.” The outstanding principal balance detailed by borrower payment status and the relative percentage to the total.	v

III-F	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY DELINQUENCY STATUS AS OF APRIL 30, 2004.” The outstanding principal balance detailed by delinquency status and the relative percentage to the total.	v

III-G	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE STATUS AS OF SEPTEMBER 30, 2004.” The outstanding principal balance detailed by guarantee status and the relative percentage to the total.	v

III-H	“DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE AGENCY AS OF AUGUST 31, 2004.” The outstanding principal balance detailed by guarantee agency and the relative percentage to the total.	v

III-I	“FEES AND EXPENSES ACCRUED FOR/THROUGH JUNE, 2004.” The dollar amount of fees incurred for the one month and six months ended JUNE 30, 2004.	w

III-J	“RATIO OF ASSETS TO LIABILITIES AS OF APRIL 30, 2004.” The dollar amounts representing total indenture assets and liabilities and the ratio thereto.	x

III-K	“SENIOR AND SUBORDINATE PERCENTAGES AS OF JULY 31, 2004.” The dollar amounts of assets included in calculation of dividend prerequisite, dollar amounts of senior and subordinate debt and the relative percentages of assets to liabilities.	y

Student Loan Finance Corporation

Education Loans Incorporated

2.	We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

Item In 1.	Procedures and Findings
a.	We agreed the principal balance outstanding at the beginning of December 2004 to the Corporation’s general ledger without exception. We agreed the balance outstanding at the end of the month to the Corporation’s general ledger without exception.

b.	We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of December 31, 2004 on the Series 1999-1, Series 2000-1, Series 2001-1, Series 2002-1 and Series 2003-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

c.	We obtained the accrued interest payable worksheet prepared by the Corporation and agreed the outstanding principal balance to the amounts from 2.a. above and agreed the interest rates to 2.b. above. The accrued interest amount as of December 31, 2004 was recalculated and agreed to the Corporation’s general ledger without exception.

d.	We obtained the worksheet prepared by the Corporation to determine the Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes without exception.

e.	We obtained the December 2004 U.S. Bank National Association trustee statements for the Reserve Funds, Capitalized Interest Accounts, Acquisition Accounts, and the Alternative Loan Guarantee Accounts and agreed the activity for the month of December 2004 to the Corporation’s general ledger without exception.

f.	We agreed the change in the student loan principal balance for the month of December 2004 to the December certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

g.	We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes).

The average outstanding principal balance per borrower and per loan was recalculated based on the aggregate outstanding principal balance at December 31, 2004 from 2.f. above.

We agreed the weighted-average interest rate to the worksheet referred to in 2.h. below. No exceptions were noted.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings
h.	We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the totals except for minor rounding differences, and recalculated the respective percentages without exception.

i.	We obtained the general ledger detail of fees and expenses incurred during the month and year ended December 31, 2004 and compared the amounts to the December Servicing Report and found the amounts to be in agreement within $2 or less.

j.	We obtained the December 31, 2004 preliminary trial balance of the Indenture prior to final year-end adjustments, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the December Servicing Report filed with the SEC on February 1, 2005 without exception. The ratio of assets to liabilities, using the preliminary trial balance of the Indenture, was recalculated without exception.

We obtained the December 31, 2004 final trial balance of the Indenture after final year-end adjustments, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the Amended December Servicing Report filed with the SEC on March 21, 2005 without exception. The ratio of assets to liabilities, using the final trial balance of the Indenture, was recalculated without exception.

k.	We obtained the worksheet prepared by the Corporation and agreed the aggregate value of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest, as reported on the December Servicing Report filed with the SEC on February 1, 2005, to the December 31, 2004 preliminary trial balance of the Indenture prior to final year-end adjustments without exception. We also recalculated the senior and subordinate percentages, using the preliminary trial balance of the Indenture, without exception.

We obtained the worksheet prepared by the Corporation and agreed the aggregate value of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest, as reported on the Amended December Servicing Report filed with the SEC on March 21, 2005, to the December 31, 2004 final trial balance of the Indenture after final year-end adjustments without exception. We also recalculated the senior and subordinate percentages, using the final trial balance of the Indenture, without exception.

l.	We agreed the principal balance outstanding at the beginning of February 2004 to the Corporation’s general ledger without exception. We agreed the balance outstanding at the end of February 2004 to the Corporation’s general ledger without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings
m.	We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of June 30, 2004 on the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

n.	We obtained the accrued interest payable worksheet prepared by the Corporation as of November 30, 2004. The accrued interest amount as of November 30, 2004 was recalculated and agreed to the Corporation’s general ledger without exception.

o.	We obtained the September 2004 worksheet prepared by the Corporation to determine the 1999-1 Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes and compared them to the September 2004 Servicing Report and found them to be in agreement except for the Net Loan Rate on Series 2003-1B, which was found to be 7.59% as opposed to the 7.11% reported.

p.	We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Reserve Fund Accounts as reported on the March 2004 Servicing Report to the Corporation’s general ledger without exception.

q.	We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Capitalized Interest Accounts as reported on the January 2004 Servicing Report to the Corporation’s general ledger without exception.

r.	We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Acquisition Accounts as reported on the October 2004 Servicing Report to the Corporation’s general ledger without exception.

s.	We compared the balance at the start of the month, the changes during the month and the balance at the end of the month for the Alternative Loan Guarantee Accounts as reported on the January 2004 Servicing Report to the Corporation’s general ledger and found the amounts to be in agreement except for “Balance, Start of Month” was found to be $79.95 more than reported and “Guarantee Fees Received (Refunded) During Month” was found to be $79.95 less than reported.

t.	We agreed the change in the student loan principal balance for the month of May 2004 to the May certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

u.	We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affilated Computer Systems, Inc., and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balance was recalculated based on the aggregate outstanding principal balance at July 31, 2004. We agreed the weighted-average interest rate to a worksheet prepared by the Corporation. No exceptions were noted.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings
v.	We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the totals except for minor rounding differences, and recalculated the respective percentages without exception.

w.	We obtained the general ledger detail of fees and expenses incurred during the month and six months ended June 30, 2004 and agreed the amounts to the June Servicing Report without exception.

x.	We obtained the April 30, 2004 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the April Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

y.	We obtained the worksheet prepared by the Corporation and agreed the aggregate values of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest to the trial balance as of July 31, 2004. We also recalculated the senior and subordinate percentages without exception.

We were not engaged to, and did not perform an audit or examination, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the 2004 Servicing Reports. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Board of Directors and management of Education Loans Incorporated, Audit Committee, Board of Directors and management of Student Loan Finance Corporation, Education Loans Incorporated’s trustee and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties or those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited. We have no responsibility to update this letter for events and circumstances occurring after March 24, 2005.

/s/ Eide Bailly LLP

Aberdeen, South Dakota

March 24, 2005